As filed with the Securities and Exchange Commission on June 5, 2009

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM S-8
REGISTRATION STATEMENT UNDER THE
SECURITIES ACT OF 1933
Republic Services, Inc.
(Exact name of registrant as specified in its charter)

Delaware	65-0716904
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation or organization)

18500 North Allied Way, Phoenix, Arizona	85054
(Address of principal executive offices)	(Zip code)
Republic Services, Inc.
2009 Employee Stock Purchase Plan
(Full title of the plan)
Michael P. Rissman
Acting General Counsel
18500 North Allied Way
Phoenix, Arizona 85054
(Name and address of agent for service)
(480) 627-2700
(Telephone number, including area code, of agent for service)
With a copy to:
Jodi A. Simala
Mayer Brown LLP
71 South Wacker
Chicago, Illinois 60606
(312) 782-0600
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
CALCULATION OF REGISTRATION FEE

Title of		Proposed Maximum	Proposed Maximum
Securities to be	Amount to be	Offering Price Per	Aggregate Offering	Amount of
Registered	Registered	Share(1)	Price(1)	Registration Fee(1)
Common Stock, par value $.01 per share	1,500,000	$ 23.06	$ 34,590,000(2)	$ 1,931

1	Calculated pursuant to Rule 457(c) and Rule 457(h)(1) under the Securities Act of 1933, as amended (the “Securities Act”), based upon the average of the high and low sales prices per share of the Registrant’s common stock reported on the New York Stock Exchange on June 3, 2009, and the maximum number of shares of common stock currently issuable pursuant to the Republic Services, Inc. 2009 Employee Stock Purchase Plan (the “Plan”).

2	This Registration Statement also covers any additional shares that may hereafter become issuable as a result of the adjustment provisions of the Plan.
This Registration Statement will become effective upon filing in accordance with Rule 462(a) under the Securities Act.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
The documents containing the information specified in Part I of Form S-8 will be sent or given to participants in the Republic Services, Inc. 2009 Employee Stock Purchase Plan as specified by Rule 428(b)(1) under the Securities Act of 1933. We are not filing these documents with the Commission, but these documents, along with the documents incorporated by reference into the registration statement pursuant to Item 3 of Part II hereof, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act. The documents incorporated by reference into the registration statement pursuant to Item 3 of Part II hereof will be available to participants in the 2009 Employee Stock Purchase Plan, without charge, upon written or oral request. Any such request should be directed to Republic Services, Inc., 18500 N. Allied Way, Phoenix, AZ 85054, telephone (480) 627-2700, Attention: General Counsel.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
The following documents filed with the Commission by Republic Services, Inc. (the “Company”) pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated by reference in this Registration Statement:
1)	The Company’s Annual Report on Form 10-K for the year ended December 31, 2008, filed with the Commission on March 2, 2009, as amended on June 5, 2009;

2)	The Company’s Proxy Statement on Schedule 14A, filed with the Commission on April 3, 2009, as supplemented on May 4, 2009;

3)	The Company’s Quarterly Report on Form 10-Q for the three months ended March 31, 2009, filed with the Commission on May 11, 2009;

4)	The Company’s Current Reports on Form 8-K dated January 7, 2009, February 5, 2009, February 24, 2009, March 5, 2009, May 5, 2009, May 19, 2009, June 2, 2009 and June 5, 2009 and on Form 8-K/A filed on January 28, 2009; and

5)	The Company’s description of its common stock contained in its Registration Statement on Form 8-A, filed with the Commission on June 30, 1998.
In addition, all documents filed with the Commission by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold, or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.
Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document, which also is incorporated or deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
Item 4. Description of Securities.
Not applicable.

Item 5. Interests of Named Experts and Counsel.
None.
Item 6. Indemnification of Directors and Officers.
The Company’s Amended and Restated Certificate of Incorporation, as amended, provides that we shall indemnify, to the fullest extent permitted by Section 145 of the Delaware General Corporation Law (the “DGCL”), each person who is involved in any litigation or other proceeding because such person is or was our director or officer, against all expense (including attorney’s fees), loss or liability reasonably incurred or suffered in connection therewith. The Certificate provides that a director or officer may be paid expenses incurred in defending any proceeding in advance of its final disposition upon receipt by us of an undertaking, by or on behalf of the director or officer, to repay all amounts so advanced if it is ultimately determined that such director or officer is not entitled to indemnification.
Section 145 of the DGCL permits a corporation to indemnify any director or officer of the corporation against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with any action, suit or proceeding brought by reason of the fact that such person is or was a director or officer of the corporation, if such person acted in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if he had no reason to believe his conduct was unlawful. In a derivative action (i.e., one brought by or on behalf of the corporation), indemnification may be made only for expenses, actually and reasonably incurred by any director or officer in connection with the defense or settlement of such action or suit, if such person acted in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made if such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine that the defendant is fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability.
Pursuant to Section 102(b)(7) of the DGCL, the Certificate eliminates the liability of a director to the corporation or its stockholders for monetary damages for such breach of fiduciary duty as a director, except for liabilities arising (i) from any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) from acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) from any transaction from which the director derived an improper personal benefit.
The Company may purchase and maintain insurance on behalf of any person who is or was a director or officer of the Company. Under an insurance policy maintained by the Company, the directors and officers of the Company are insured, within the limits and subject to the limitations of the policy, against certain expenses in connection with the defense of certain claims, actions, suits or proceedings, and certain liabilities which might be imposed as a result of such claims, actions, suits or proceedings, which may be brought against them by reason of being or having been such directors or officers.
Item 7. Exemption from Registration Claimed.
Not applicable.
Item 8. Exhibits.

Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 of the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 1998).

3.2	Certificate of Amendment to Amended and Restated Certificate of Incorporation of Republic Services, Inc. (incorporated by reference to Exhibit 4.2 of the Company’s Registration Statement on Form S-8, Registration No. 333-81801, filed with the

Exhibit No.	Description

Commission on June 29, 1999).

3.3	Amended and Restated Bylaws of Republic Services, Inc. (incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K dated December 12, 2008).

5.1	Opinion of Mayer Brown LLP.

10.1	Republic Services, Inc. 2009 Employee Stock Purchase Plan (incorporated by reference to Appendix C of the Proxy Statement on Schedule 14A, filed with the Securities and Exchange Commission on April 3, 2009).

23.1	Consent of Mayer Brown LLP (included in Exhibit 5.1).

23.2	Consent of Ernst & Young LLP.

24.1	Power of Attorney (included in the signature page to this Registration Statement).
Item 9. Undertakings.
(a) The undersigned registrant hereby undertakes:
     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
     (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and
     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;
provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.
     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and
     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     (4) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the

Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, Republic Services, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Phoenix, State of Arizona, on June 5, 2009.

REPUBLIC SERVICES, INC.
By:	/s/ James E. O’Connor
	Name:	James E. O’Connor
	Title:	Chairman of the Board and Chief Executive Officer (principal executive officer)

KNOW ALL BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James E. O’Connor and Tod C. Holmes and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, or the substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title(s)	Date
/s/ James E. O’Connor James E. O’Connor	Chairman of the Board and Chief Executive Officer (principal executive officer)	June 5, 2009
/s/ Tod C. Holmes Tod C. Holmes	Executive Vice President and Chief Financial Officer (principal financial officer)	June 5, 2009
/s/ Charles F. Serianni Charles F. Serianni	Senior Vice President and Chief Accounting Officer (principal accounting officer)	June 5, 2009
/s/ John W. Croghan John W. Croghan	Director	June 5, 2009
/s/ James W. Crownover James W. Crownover	Director	June 5, 2009
/s/ William J. Flynn William J. Flynn	Director	June 5, 2009
/s/ David I. Foley David I. Foley	Director	June 5, 2009

Signature	Title(s)	Date

/s/ Nolan Lehmann Nolan Lehmann	Director	June 5, 2009
/s/ W. Lee Nutter W. Lee Nutter	Director	June 5, 2009
/s/ Ramon A. Rodriguez Ramon A. Rodriguez	Director	June 5, 2009
/s/ Allan C. Sorensen Allan C. Sorensen	Director	June 5, 2009
/s/ John M. Trani John M. Trani	Director	June 5, 2009
/s/ Michael W. Wickham Michael W. Wickham	Director	June 5, 2009

EXHIBIT INDEX

Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 of the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 1998).

3.2	Certificate of Amendment to Amended and Restated Certificate of Incorporation of Republic Services, Inc. (incorporated by reference to Exhibit 4.2 of the Company’s Registration Statement on Form S-8, Registration No. 333-81801, filed with the Commission on June 29, 1999).

3.3	Amended and Restated Bylaws of Republic Services, Inc. (incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K dated December 12, 2008).

5.1	Opinion of Mayer Brown LLP.

10.1	Republic Services, Inc. 2009 Employee Stock Purchase Plan (incorporated by reference to Appendix C of the on the Company’s Proxy Statement on Schedule 14A, filed with the Commission on April 3, 2009).

23.1	Consent of Mayer Brown LLP (included in Exhibit 5.1).

23.2	Consent of Ernst & Young LLP.

24.1	Power of Attorney (included in the signature page to this Registration Statement).